GRANT ADMINISTRATION AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into this 30th day of August, 1994, by and between the ALASKA INDUSTRIAL DEVELOPMENT & EXPORT AUTHORITY ("AIDEA") GOLDEN VALLEY ELECTRIC ASSOCIATION, INC. ("GVEA"), FAIRBANKS MUNICIPAL UTILITIES SYSTEM ("FMUS"), ANCHORAGE MUNICIPAL LIGHT AND POWER ("ML&P"), CHUGACH ELECTRIC ASSOCIATION, INC. ("CEA"), ALASKA ELECTRIC GENERATION AND TRANSMISSION COOPERATIVE, INC. ("AEG&T") on behalf of its members (Matanuska Electric Association, Inc. and Homer Electric Association, Inc.), and the CITY OF SEWARD ("Seward") (ML&P, CEA, AEG&T and Seward hereinafter collectively referred to as the "Southern Participating Utilities"; GVEA and FMUS hereinafter collectively referred to as the "Northern Participating Utilities"; the Southern Participating Utilities and the Northern Participating Utilities hereinafter collectively referred to as the "Participating Utilities").

                                    RECITALS

         WHEREAS, pursuant to Section 1 ch. 19, SLA 1993, the Legislature appropriated $43,200,000 to the Department of Administration ("DOA") for payment as a grant under AS 37.05.316 to GVEA for the purpose of constructing a power transmission intertie between Healy and Fairbanks ("Healy-Fairbanks Intertie") to benefit all utilities participating in the intertie; and

         WHEREAS, pursuant to Section 2 of ch. 3.9, SLA 1993 (Sections 1 and 2 of ch.19, SLA 1993 hereinafter referred to as the "Intertie Appropriation"), the Legislature appropriated $46,800,000 to DOA for payment as a grant under AS
37.05.316 to CEA for the purpose of constructing a power transmission intertie between Anchorage and the Kenai Peninsula ("Anchorage-Kenai Intertie") to benefit all utilities participating in the intertie (the two intertie appropriations are hereinafter collectively referred to as the "Intertie Grants"); and

         WHEREAS, pursuant to Section 1(b) and (C) and Section 2(b) and (c) of the Intertie Appropriation, DOA, AIDEA, and the Participating Utilities were to enter into a written agreement satisfying certain statutory conditions precedent to DOA's transfer of the Intertie Grants; and

         WHEREAS, in order to satisfy such requirement, DOA, AIDEA, and the Participating Utilities have entered into an Intertie Grant Agreement (the "Intertie Grant Agreement"), which among other things, provides that the Intertie Grants are to be transferred to AIDEA for the benefit of the Participating Utilities, and that certain conditions are to be met prior to AIDEA releasing any of the grant funds to the Participating Utilities; and

         WHEREAS, also as part of the Intertie Grant Agreement, the Participating Utilities have agreed to form an Intertie Participants Group ("IPG") to, among other things, oversee the construction of the interties and address grant expenditure matters; and

         WHEREAS, pursuant to the Intertie Grant Agreement, DOA and AIDEA have entered into a Grant Transfer and Delegation Agreement ("Grant Transfer Agreement") whereby the Intertie Grants were transferred to AIDEA to act as custodian and administrator of the Intertie Grants; and

         WHEREAS, Section 7 of the Intertie Grant Agreement requires that AIDEA and the Participating Utilities enter into a Grant Administration Agreement which shall set forth the terms and conditions to be satisfied by the Participating Utilities in order for there to be a disbursement of the Intertie Grants, and which shall also provide for AIDEA's obligations with respect to the Intertie Grants.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the recitals above (which are hereby incorporated into and shall be deemed part of this Agreement), and of the covenants and agreements hereinafter set forth, it is agreed by and between the parties hereto as follows:

         Section 1. Custodian and Administrator. The parties acknowledge that pursuant to the Grant Transfer Agreement, DOA has delegated all its powers arid duties with respect to the administration of the Intertie Grants to AIDEA and that the Intertie Grants have been transferred from DOA to AIDEA for the benefit of the Participating Utilities. The Participating Utilities have requested that AIDEA serve as custodian and administrator of the Intertie Grants. AIDEA hereby accepts such appointment and agrees to act as custodian and administrator of the Intertie Grants for the benefit of the Participating Utilities, subject to the terms and conditions of, and authority and powers granted by, this Agreement and applicable law, including but not limited to those statutes and regulations applicable to the administration of grants to named recipients under AS
37.05.316 by the DOA..

         Section 2. Custody/Investment of Grant Funds.

         2.01. Appropriation Accounts. AIDEA shall establish two appropriation accounts to account for and to disburse the Intertie Grants. One account shall be designated the "Healy-Fairbanks Intertie Account" which shall be comprised of the $43,200,000 appropriation made by Section 1 of the Intertie Appropriation and all interest arid other income to be earned thereon. The other account shall be designated the "Anchorage-Kenai Intertie Account" which shall be comprised of the $46,800,000 appropriation made by Section 2 of the Intertie Appropriation and all interest and other income to be earned thereon (the monies collectively comprising the Healy-Fairbanks Intertie Account and the Anchorage-Kenai Intertie

Account hereinafter referred to as the "Intertie Funds"). AIDEA shall have the authority to create and designate subaccounts for these two accounts as it deems necessary from time to time.

         2.02. Institutional Custodian. In order to carry out its custodial duties under this Agreement, AIDEA may designate and hire one or more institutional trustees to act as custodian for all or any portion of the Intertie Funds and any securities which such funds may be invested in. Such institutional custodian shall hold the Intertie Funds and any securities subject to the terms and conditions of this Agreement and applicable law. AIDEA shall ensure that any institutional custodian provide the appropriate procedures to separately account for the monies, and interest and other income earned thereon, in each of the intertie accounts established pursuant to Section 2.01.

         2.03. Investment of Intertie Funds.


                  (a) Generally. AIDEA shall develop and implement an investment strategy (the "Investment Strategy") in cooperation with GVEA and CEA for the investment of the Intertie Funds. In developing the Investment Strategy, AIDEA may also consult with and hire the services of professional investment advisers. AIDEA is hereby authorized, on behalf of the Participating Utilities, to make, execute, acknowledge and deliver any and all documents or instruments that may be necessary or appropriate, to exercise all other rights and powers, and to take all appropriate actions which it deems necessary, to implement the Investment Strategy.

                  (b) Limitations. The Investment Strategy shall be consistent with the principles set out in AS 37.10.071. Investment of the Intertie Funds shall be limited to United States Treasury debt obligations, or obligations insured by or guaranteed by the United States or agencies or instrumentalities of the United States. The Investment Strategy shall take into consideration the cash flow needs of the Participating Utilities. The IPG shall submit to AIDEA a schedule for the use of grant funds, and any amendments or changes thereto as necessary from time to time, to assist AIDEA in developing the Investment Strategy.

                  (c)  Institutional   Investor.   In  order  to  implement  the
Investment Strategy, AIDEA may designate and hire either the institutional custodian hired pursuant to Section 2.02 or another institutional entity to invest the Intertie Funds pursuant to the Investment Strategy, the terms and conditions of this Agreement and applicable law. AIDEA shall provide the necessary direction to provide for the investment of the Intertie Funds.

         Section 3. Use of Intertie Funds.

         3.01. Healy-Fairbanks Intertie Account. Monies in the Healy-Fairbanks Intertie Account and any designated subaccounts of such account shall only be used for the following purposes:

                  (a) all costs reasonably related to the design, permitting, and construction of the Healy-Fairbanks Intertie;

                  (b) to pay the costs associated with any institutional custodian and/or investor hired pursuant to Sections 2.02 and 2.03(c); and

                  (c)  to  pay  the  costs   associated  with  any  professional
investment adviser hired pursuant to Section 2.03(a).

         3.02. Anchorage-Kenai Intertie Account. Monies in the Anchorage-Kenai Intertie Account and any designated subaccounts of such account shall only be used for the following purposes:

                  (a) all costs reasonably related to the design, permitting, arid construction of the Anchorage-Kenai Intertie;

                  (b) to pay the costs associated with any institutional custodian and/or investor hired pursuant to Sections 2.02 and 2.03(c); and

                  (c)  to  pay  the  costs   associated  with  any  professional
investment adviser hired pursuant to Section 2.03(a).

         3.03. Unexpended Funds.


                  (a) Project Completion. Any monies remaining in either the Healy-Fairbanks Intertie Account or the Anchorage-Kenai Intertie Account at the completion of the respective intertie project and payment of all outstanding obligations for the applicable project shall be returned to DOA and deposited in the State General Fund.

                  (b) No Construction of Project. As required by Section 7 of the Intertie Grant Agreement, in the event the IPG notifies AIDEA that one or both of the intertie projects will not be constructed, the monies in the account associated with the respective intertie, after the payment of all outstanding obligations, shall be returned to DOA and deposited in the State General Fund.

                  (c) Unreasonable Delay of Projects. As required by Section 2.4(b) of the Grant Transfer Agreement, in the event that AIDEA determines, in its reasonable discretion, that development of either intertie project is unreasonably delayed by the affected Participating Utilities, the unobligated and unexpended monies in the account associated with the respective intertie shall be returned to DOA and deposited in the State General Fund. AIDEA shall give fifteen (15) days prior notice of such decision to the affected Participating Utilities.

         Section 4. Disbursement of Intertie Funds. Except for the payments of costs incurred by the Authority under Sections 3.01(b), 3.01(c), 3.02(b), and 3.02(c), any disbursement, release, encumbrance, assignment or pledge (hereinafter collectively referred to as "disbursement" for purposes of this Section 4) of the Intertie Funds from the intertie accounts shall be subject to the procedures, conditions precedent, and limitations/ceilings set forth in this
Section 4.

         4.01. Conditions Precedent. The disbursement of Intertie Funds for the purposes described in Section 3.01(a) and 3.02(a) is not permitted until the following conditions precedent have been satisfied by the Participating
Utilities:

                  (a) the Participating Utilities have entered into and executed a Participation Agreement, in a form satisfactory to AIDEA, as required by and in accordance with the Intertie Grant Agreement and Section 2.4(c) of the Grant Transfer Agreement, and transmitted a copy of the signed and executed agreement to AIDEA; and

                  (b) the Participating Utilities have determined and agreed upon which contractual obligations related to the Intertie Grants and Intertie Funds must be submitted to the Alaska Public Utilities Commission for its review and approval, and provided written notice to AIDEA of such determination and agreement.

         4.02. Disbursement Schedules. Any disbursement of the Intertie Funds shall be subject to the limits and ceilings set forth in this Section 4.02.

                  (a) Project Phases Ceilings. The Schedule A, which is attached to and hereby incorporated into this Agreement, and has been approved by AIDEA and the IPG, sets forth certain dollar ceilings for the initial phase of development for each of the intertie projects. The IPG shall submit to the Authority, for the Authority's review and approval, a proposed budget for subsequent phases of development. No disbursement of Intertie Funds for each of the respective interties which exceeds the established ceilings set forth in Schedule A shall be permitted. The parties agree that the IPG is authorized to request amendments to Schedule A, subject to AIDEA's approval, to provide for upward adjustment only of the ceilings set for the project phases. The IPG shall submit any requests for amendments to Schedule A to AIDEA in writing. The submittal shall include appropriate findings and an explanation as to why the existing ceiling is not sufficient. AIDEA agrees to consider any request for amendment within fifteen (15) days of the receipt of such request. No amendment shall be effective until approved by AIDEA.

                  (b) Limitation on Phase II Expenditures. Except as may be approved by the Authority, grant funds will not be applied to reimburse costs incurred for Phase II activities, as described in Schedule A, until (a) the Participating utilities have demonstrated, to the satisfaction of AIDEA, the ability to raise all additional amounts needed to complete construction of the intertie(s), and (b) final approval, not subject to further judicial appeal, of matters submitted to the Alaska Public Utilities Commission related to the financing or use of the intertie(s).

         4.03. Disbursement Procedures. Subject to the conditions, imitations, and ceilings set forth in Sections 4.01 and 4.02, and the terms and conditions of this Agreement, disbursement of the Intertie Funds shall be subject to the following procedures:

                  (a) All invoices shall be initially submitted to the IPG for its review and approval.

                  (b) After IPG review and approval, the IPG shall submit, on a monthly basis all approved invoices to AIDEA for payment. Each invoice shall be referenced to a particular intertie project and a specific phase for that project to allow AIDEA to properly charge the invoice against the appropriate project and to determine if payment is authorized pursuant to the Intertie Appropriation or the disbursement schedules set forth in Section 4.02. AIDEA may request further documentation or explanation with respect to any invoice and is authorized to withhold payment until documentation, acceptable to AIDEA, is submitted.

                  (c) If payment of an invoice is authorized in accordance  with
(b), AIDEA shall pay such invoice within fifteen (15) days of receipt of the invoice.

         Section 5. Audit Requirements.

5.01.  General.  The parties  acknowledge  that the audit  requirements of 2 AAC
45.010 apply to the Intertie Grants, Intertie Funds, and the use of such monies for the purposes set forth in this Agreement. The Participating Utilities, through the IPG, agree to have performed annual audits as required by 2 AAC
45.010 on the departments, agencies, or establishments of that entity which actually received, spent, or otherwise administered the grant funds, and to submit to the state coordinating agency, as such term is defined in 2 AAC 45.010(o)(4), separate audit reports, as required by and in accordance with 2 AAC 45.010, on an annual basis, for both the Healy-Fairbanks Intertie project and the Anchorage-Kenai Intertie project. Each audit and the resulting audit report shall cover the preceding calendar year, and the audit report shall be submitted no later than April 15 of each year, beginning on April 15, 1995. A copy of each audit report shall be transmitted to AIDEA at the same time each audit report is transmitted to the state coordinating agency. The Participating Utilities shall also submit copies to the state coordinating agency to the extent required by 2 AAC 45.010(h).

         5.02.  Audit  Standards  and Report  Contents.  The audits  required by
Section 5.01 shall be conducted by an independent auditor in accordance with the audit standards set forth in 2 AAC 45.010 (c). The audit reports shall address at a minimum the items set forth in 2 AAC 45. 010 (d) through (g).

         5.03. Additional Requirements. The audits and audit reports required by this Section 5 shall comply fully with all requirements imposed by 2 AAC 45.010, and any amendments or modifications thereto, regardless of whether such requirements are specifically set forth in this Agreement. In addition, the Participating Utilities shall ensure that the requirements of 2 AAC 45.010(j) are satisfied by any applicable third party recipients.

         5.04. Books and Records. In addition to complying with the audit requirements of Sections 5.01-5.03, the Participating Utilities and the IPC shall permit AIDEA to have reasonable access upon request to all books and records (except those protected by law or court rule, such as attorney-client or work product privilege) related to the (a) design, permitting and construction of the interties; (b) Intertie Grants; and (c) Intertie Funds.

         Section 6. Waiver of Liability/Indemnification.


         6.01.  Waiver  of   Liability/Indemnification  on  Custodial/Investment
Duties. The Participating Utilities, and all their successors and assigns, hereby waive and release AIDEA, and all its officers, directors and employees, from any and all claims and liabilities of any nature and kind whatsoever which are related to or may arise out of AIDEA's obligations and duties as custodian and investor under this Agreement, except those which may arise from the gross negligence or willful misconduct of AIDEA. The Participating Utilities agree to and shall indemnify, defend and hold harmless AIDEA, and all its officers, directors and employees, from and against, any and all demands, claims, causes of action, losses, fines, penalties, judgments, damages (including punitive and consequential damages), or liabilities of any nature and kind whatsoever (including attorney's fees, and other legal fees and expenses) incurred in connection with or resulting from or arising out of or in any way related to AIDEA's obligations and duties as custodian and investor under this Agreement, except those which may arise from the gross negligence or willful misconduct of AIDEA.

         6.02. Indemnification on Contractor Claims. The Participating Utilities agree to and shall indemnify, defend and hold harmless AIDEA, and all its officers, directors and employees, from and against, any and all demands, claims, causes of action, losses, fines, penalties, judgments, damages (including punitive and consequential damages), or liabilities of any nature and kind whatsoever (including attorney's fees, and other legal fees and expenses) incurred in connection with or resulting from or arising out of or in any way related to the design and construction of the interties, which may be asserted against AIDEA, or its officers, directors or employees, by any contractor, subcontractor, consultant, or third party or entity.

         Section 7. Miscellaneous/General Terms.


         7.01. No Third-Party Beneficiaries. Nothing in this Agreement shall be interpreted or construed as creating any rights or privileges of any kind whatsoever in persons or entities who are not parties to this Agreement.

         7.02. Applicable Law and Venue. This Agreement shall be construed under the laws of the State of Alaska and any dispute shall be resolved in the Superior Court for the State of Alaska, Third Judicial District, at Anchorage, Alaska.

         7.03. No Strict Construction. This Agreement was drafted in accordance with the wishes of all parties and after negotiation and discussion between all parties, and all, parties have been represented by counsel in such negotiations. The rule of construction that a contract shall be construed against the party who drafted it shall not apply to construction of this Agreement.

         7.04. Counterparts. This Agreement may be executed in counterparts, in which case all such counterparts shall constitute one and the same Agreement.

         7.05. Successor and Assigns. This Agreement shall be binding upon the parties and their successors and assigns.


         7.06. Modifications/Amendments. This Agreement may not be modified or amended except by a writing signed by all the parties.


         7.07. Captions/Headings. All captions and headings used in this Agreement are for the convenience of reference only and shall not be construed as part of the Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

                                 ALASKA INDUSTRIAL DEVELOPMENT &EXPORT AUTHORITY



                                 By:            /s/
                                    --------------------------------------------
                                 Its:  Executive Director
                                     -------------------------------------------

                                 GOLDEN VALLEY ELECTRIC ASSOCIATION, INC.


                                 By:            /s/
                                    --------------------------------------------
                                 Its:  General Manager
                                     -------------------------------------------

                                 FAIRBANKS MUNICIPAL UTILITIES SYSTEM



                                 By:            /s/
                                    --------------------------------------------
                                 Its:  City Manager
                                     -------------------------------------------


                                 ANCHORAGE MUNICIPAL LIGHT & POWER



                                 By:
                                    --------------------------------------------
                                 Its: Mayor, Municipality of Anchorage
                                     -------------------------------------------


                                 CHUGACH ELECTRIC ASSOCIATION, INC.


                                 By:
                                    --------------------------------------------
                                 Its: General Manager
                                     -------------------------------------------

                                 ALASKA ELECTRIC GENERATION AND TRANSMISSION COOPERATIVE, INC. on behalf of its members (Matanuska Electric Association, Inc. and Homer Electric Association, Inc.)



                                 By:
                                    --------------------------------------------
                                 Its:   Executive Mgr
                                     -------------------------------------------

                                 CITY OF SEWARD



                                 By:
                                    --------------------------------------------
                                 Its:   City Manager
                                     -------------------------------------------

                                  SCHEDULE A-1

                            HEALY-FAIRBANKS INTERTIE


1.       PHASE DESCRIPTION

         Phase I  -        Design
         Phase II -        Construction

         These  phases  will  be  conducted  sequentially.   However,  efficient
performance will dictate some overlapping of phases.


2.       PHASE I - DESIGN

         a. The Phase I ceiling shall be $6.64 million.

         b. Phase I includes the project permitting, engineering, and design including both project definition and detailed design activities. Specifically, Phase I shall include:

                  (1)      Environmental Assessment

                           o        DVG Survey System
                           o        Archaeological Investigation

                  (2)      Line - Engineering and Design

                           o        Geotechnical
                           o        Easements and Land Rights

                  (3)      Substation Design

                  (4)      Energy Storage System Design

                           o        System Studies for Scoping

                  (5)      APUC and/or REA Approvals

                  (6)      Develop Finance Plan

                  (7)      Develop and Issue Bid Documents

                  (8) Development of the Phase II Ceiling for Submission to AIDEA for Approval

3.       PHASE II - CONSTRUCTION

         a. Phase II ceiling shall be $____________).1

         b. Phase II shall include the procurement and receipt of equipment and materials at the job sites and site management for installation, checkout, and start-up.

         c. Specifically, Phase II shall include:

                  (1)      Transmission Line Construction

                           o        Link 1
                           o        Link 2
                           o        Link 3
                           o        Link 4
                           o        Link 5
                           o        Construction Management
                           o        Right-of-Way Clearing

                  (2)      Substation

                           o        Wilson Substation
                           o        Healy Substation
                           o        Construction Management

                  (3)      Energy Storage System Fabrication Installation



--------
         1 To be determined pursuant to 2(b)(8), above.

                                  SCHEDULE A-2

                            ANCHORAGE-KENAI INTERTIE


1.       PHASE DESCRIPTION - Anchorage-Kenai 138 kV Intertie ($84.1 Million)

         Phase I  -        Route Selection and Preliminary Design
         Phase II -        Final Design and Construction

         These  phases  will  be  conducted  sequentially.   However,  efficient
performance will dictate some overlapping of phases.


2.       PHASE I - ROUTE SELECTION & PRELIMINARY DESIGN

         a.       The Phase I ceiling shall be $5.1 million.

         b.       Phase I includes the following:

                  (1)      Development and Approval of Project Team
                  (2)      Preliminary Environmental Assessment
                  (3)      Preliminary     Geotechnical    and    Archaeological
                           Investigation
                  (4)      Preliminary Easement Investigation
                  (5)      Identify   Corridors,   Determine   Alternate   Route
                           Alignments
                  (6)      Prepare Route Selection Report
                  (7)      Investigate Design Alternatives
                  (8)      Approval  of Line Route End  Points  and  Preliminary
                           Design
                  (9) Development of the Phase II Ceiling for Submission to AIDEA for Approval

3.       PHASE II- FINAL DESIGN AND CONSTRUCTION

         a.       The Phase II ceiling will be $_____.2

         b.       Phase II includes the completion of the following tasks:

                  (1) Final Environmental, Geotechnical, and Archaeological Investigations


--------
         2 To be determined pursuant to 2(b)(9), above.

                  (2)      Selection of Specific Location of Facilities
                  (3)      Procurement of Easements
                  (4)      Design Modifications to Bernice Lake Substation
                  (5)      Design Submarine Cable Terminal Stations
                  (6)      Design Submarine Cable Crossing Specifications
                  (7)      Preparation   of   Functional    Design,    Drawings,
                           Specifications, and Bid Documents and Award
                  (8)      Preparation of Construction and Material Contracts
                  (9)      Right-of-Way Clearing
                  (10)     Transmission Line Construction
                           o        South Kenai Line
                           o        North Kenai Line
                           o        Anchorage Line
                  (11)     Modification of Bernice Lake Substation
                  (12)     Submarine Cable Terminal Stations
                  (13)     Submarine Cable Crossing
                  (14)     Commissioning and Project Closeout